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                                                                     EXHIBIT 5.1

                        [CENTURA BANKS, INC. LETTERHEAD]

                                December 6, 1999

Centura Banks, Inc.
134 North Church Street
Rocky Mount, North Carolina 27804

                  RE: 12,232,714 SHARES OF THE COMMON STOCK, NO PAR VALUE PER SHARE OF CENTURA BANKS, INC., A NORTH CAROLINA CORPORATION ("CENTURA")

Ladies and Gentlemen:

                  The undersigned has participated in the preparation of a registration statement on Form S-4 (the "Registration Statement") for filing with the Securities and Exchange Commission in respect to not more than 12,232,714 shares of Centura's common stock, no par value per share which may be issued by Centura pursuant to an Agreement and Plan of Reorganization, dated as of August 22, 1999, by and between Centura and Triangle Bancorp, Inc. (the "Agreement").

                  For purposes of rendering the opinion expressed herein, the undersigned has examined Centura's articles of incorporation and all amendments thereto; Centura's by-laws and amendments thereto; and such of Centura's corporate records as the undersigned has deemed necessary and material to rendering the undersigned's opinion. The undersigned has relied upon certificates of public officials and representations of Centura officials, and has assumed that all documents examined by the undersigned as originals are authentic, that all documents submitted to the undersigned as photocopies are exact duplicates of original documents, and that all signatures on all documents are genuine.

                  Further, the undersigned is familiar with, and has supervised all corporate action taken in connection with the authorization of the issuance and offering of the subject securities.

                  Based upon and subject to the foregoing and subsequent assumptions, qualifications and exceptions, it is the undersigned's opinion that:

                  1. Centura is a duly organized and validly existing corporation in good standing under the laws of the State of North Carolina and has all requisite power and authority to issue, sell and deliver the subject securities, and to carry on its business and own its property; and

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Centura Banks, Inc.
December 6, 1999
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                  2. The shares of Centura common stock to be issued by Centura pursuant to the Agreement have been duly authorized and when issued by Centura in accordance therewith, such shares of Centura common stock will be fully paid and nonassessable.

                  The opinions expressed above are limited by the following assumptions, qualifications, and exceptions.

                       (a) The undersigned is licensed to practice law only in the State of North Carolina and expresses no opinion with respect to the effect of the laws other than those of the State of North Carolina and of the United States of America.

                       (b) The opinions stated herein are based upon statutes, regulations, rules, court decisions, and other authorities existing and effective as of the date of this opinion letter, and the undersigned undertakes no responsibility to update or supplement said opinions in the event of or in response to any subsequent changes in the law or said authorities, or upon the occurrence after the date hereof of events or circumstances that, if occurring prior to the date hereof, might have resulted in different opinions.

                       (c) These opinions have been rendered solely for the benefit of Centura and no other person or entity shall be entitled to rely hereon without the express written consent of the undersigned.

                       (d) This opinion is limited to the legal matters expressly set forth herein, and no opinion is to be implied or inferred beyond the legal matters expressly so addressed.

                  The undersigned hereby consents to the undersigned being named as a party rendering a legal opinion under the caption "Opinions" in the joint proxy statement-prospectus constituting part of the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission as well as all state regulatory bodies and jurisdictions where qualification is sought for the sale of the subject securities.

                  The undersigned is an officer of, and receives compensation from Centura and therefore is not independent from Centura.

                                                 Very truly yours,

                                                 CENTURA BANKS, INC.

                                                 By: /s/ JOSEPH A. SMITH, JR.
                                                     ------------------------
                                                     Joseph A. Smith, Jr.